Exhibit 99.1

For Immediate Release

Xplore Announces Pricing of Public Offering of 2,000,000 Shares of Common Stock and Listing on NASDAQ

Austin, Texas — October 25, 2012 - Xplore Technologies Corp. (Nasdaq: XPLR) (“Xplore” or the “Company”), a manufacturer of award-winning rugged tablet PCs, announced today the pricing of its underwritten public offering of 2,000,000 shares of its common stock at an offering price of $5.00 per share. The gross proceeds from this offering are $10 million before deducting underwriting discounts and commissions and other offering expenses. Xplore has granted the underwriters a 45-day option to purchase up to an additional 300,000 shares of common stock to cover over-allotments, if any. The offering is expected to close on or about October 31, 2012, subject to the satisfaction of customary closing conditions. Xplore intends to use the net proceeds from this offering to expand its sales and marketing efforts, increase its product offerings and for working capital and general corporate purposes.

Xplore also announced that beginning on October 26, 2012 its common stock will begin trading on The NASDAQ Capital Market under the symbol “XPLR.” In connection with its listing on The NASDAQ Capital Market, Xplore's common stock will cease trading on the OTCQB.

Aegis Capital Corp. is acting as the sole book-running manager for this offering.

A registration statement on Form S-1 relating to the offering was filed with the Securities and Exchange Commission and is effective. A preliminary prospectus relating to the offering has been filed with the SEC and is available on the SEC's web site at http://www.sec.gov. Copies of the final prospectus relating to the offering, when available, may be obtained from the offices of Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com, or from the above-mentioned SEC website.

This press release does not constitute an offer to sell, or the solicitation of an offer to buy, these securities, nor will there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale is not permitted.

About Xplore Technologies®

Xplore (www.xploretech.com) is engaged in the business of developing integrating and marketing mobile wireless Tablet PC computing systems. The Company's products enable the extension of traditional computing systems to a range of field and on-site personnel, regardless of location or environment. Using a range of wireless communication media together with the Company's rugged computing products, the Company's end-users are able to receive, collect, analyze, manipulate and transmit information in a variety of environments not suited to traditional non-rugged computing devices. The Company's end-users are in markets that include utility, warehousing/logistics, public safety, field service, transportation, manufacturing, route delivery, military and homeland security.

Xplore Contact Information:

Xplore: For Media or U.S. Investor Information Contact:
Martin Janis & Company, Inc.
Beverly Jedynak
Tel: (312) 943-1123 (Direct)
Email: bjedynak@janispr.com

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Xplore's current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made including those factors detailed from time to time in filings made by Xplore with securities regulatory authorities. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Xplore does not intend and does not assume any obligation to update these forward-looking statements.